UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 8, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 623-7409
 (Registrant's telephone
Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

ACQUISITION OF THE BALANCE OF THE COMPANY’S OUTSTANDING LOAN NOTES BY SLOANE INVESTMENTS, INC.

As at July 12, 2010, the Company  was indebted to Abaxis, Inc. in the amount of US$34,000 (Thirty four thousand dollars) plus accrued interest in the amount of US$230,994.54 (Two hundred and thirty  thousand nine hundred and ninety four dollars and fifty four cents). This was the remaining balance due to Abaxis, Inc. in respect of a Loan Note issued to Abaxis, Inc. by the Company on October 1, 2008 and bearing interest at the rate of 10% (Ten percent) per annum.

On July 12, 2010, Abaxis, Inc. disposed of their Loan Note in the total amount of US$264,994.54 (Two hundred and sixty four thousand nine hundred and ninety four dollars and fifty four cents) to Sloane Investments, Inc.

As at July 12, 2010, the Company was indebted to Redwald Investment Group, Inc. in the amount of US$133,938.90 (One hundred and thirty three thousand nine hundred and thirty eight dollars and ninety cents) plus accrued interest in the amount of US$146,642.19 (One hundred and forty six thousand six hundred and forty two dollars and nineteen cents). This was the remaining balance due to Redwald Investment Group, Inc. in respect of a Loan Note issued to Redwald Investment Group, Inc. by the Company on October 1, 2008 and bearing interest at the rate of 10% (Ten percent) per annum.

On July 12, 2010, Redwald Investment Group, Inc. disposed of their Loan Note in the total amount of US$280,581.09 (Two hundred and eighty thousand five hundred and eighty one dollars and nine cents) to Sloane Investments, Inc.

As at July 12, 2010, the Company was indebted to Searchlight Exploration, LLC in the amount of US$130,000 (One hundred and thirty thousand dollars) plus accrued interest in the amount of US$132,883.03 (One hundred and thirty two thousand eight hundred and eighty three dollars and three cents). This was the remaining balance due to Searchlight Exploration, LLC in respect of a Loan Note issued to Searchlight Exploration, LLC by the Company on October 1, 2008 and bearing interest at the rate of 10% (Ten percent) per annum.

On July 12, 2010, Searchlight Exploration, LLC disposed of their Loan Note in the total amount of US$262,883.03 (Two hundred and sixty two thousand eight hundred and eighty three dollars and three cents) to Sloane Investments, Inc.

As at July 12, 2010, the Company was indebted to Soft Trade, Inc. in the amount of US$58,042.75 (Fifty eight thousand and forty two dollars and seventy five cents) plus accrued interest in the amount of US$65,474.46 (Sixty five thousand four hundred and seventy four dollars and forty six cents). This was the remaining balance due to Soft Trade, Inc. in respect of a Loan Note issued to Soft Trade, Inc. by the Company on December 1, 2008 and bearing interest at the rate of 15% (Fifteen percent) per annum.

On July 12, 2010, Soft Trade, Inc. disposed of their Loan Note in the total amount of US$123,517.21 (One hundred and twenty three thousand five hundred and seventeen dollars and twenty one cents) to Sloane Investments, Inc.

As at July 8, 2010, the Company was indebted to St James Capital Holdings, Inc. in the amount of US$100,000 (One hundred dollars) plus accrued interest in the amount of US$25,994.52 (Twenty five thousand nine hundred and ninety four dollars and fifty two cents). This was the remaining balance due to St James Capital Holdings, Inc. in respect of a Loan Note issued to St James Capital Holdings, Inc. by the Company on October 31, 2008 and bearing interest at the rate of 10% (Ten percent) per annum.

On July 8, 2010, St James Capital Holdings, Inc. disposed of their Loan Note in the total amount of US$125,994.52 (One hundred and twenty five thousand nine hundred and ninety four dollars and fifty two cents) to Sloane Investments, Inc.

TOTAL AMOUNT OWED TO SLOANE INVESTMENTS, INC. AS THE COMPANY’S SOLE LONG TERM LOAN NOTE HOLDER

Following the acquisition of these Loan Notes and the settlement of the accrued interest to date, as at July 12, 2010, the Company owed an amount of US$1,057,970.39 (One million fifty seven thousand nine hundred and seventy dollars and thirty nine cents) to Sloane Investments, Inc. as its sole Loan Note Holder.

The Loan Notes to Abaxis, Inc., Redwald Investment Group, Inc., Searchlight Exploration, LLC, Soft Trade, Inc. and St James Capital Holdings, Inc. were due and payable by the Company no later than 12 (twelve) months from the date of their issue by the Company. These Loan Note Holders had previously granted extensions of time to the Company.

These Loan Notes, now having been acquired by Sloane Investments, Inc., are immediately due and payable by the Company to Sloane Investments, Inc. upon demand. The Company will be seeking an extension of time from Sloane Investments, Inc.

ACQUISITION BY SLOANE INVESTMENTS, INC. OF A SHORT TERM LOAN DUE BY THE COMPANY

The Company was indebted to Abaxis, Inc. in an amount of US$207,554.50 (Two hundred and seven thousand five hundred and fifty four dollars and fifty cents) as at July 1, 2010. This was in respect of funds advanced to the Company by Abaxis, Inc. from November of 2009 to that date.

On July 12, 2010, Sloane Investments, Inc. acquired this debt from Abaxis, Inc., in full.

The Company had no agreement with Abaxis, Inc. in respect of the terms of repayment and the interest payable for this loan account. At this time, the Company has no agreement with Sloane Investments, Inc. in this respect.

IMMEDIATE FUNDING REQUIREMENTS BY THE COMPANY

Abaxis, Inc. has advised the Company that it will no longer be advancing funds and that the Company should now seek it’s funding from Sloane Investments, Inc. The Company will be negotiating terms with Sloane Investments, Inc. in order to obtain the immediate funding required to pay its ongoing expenses; including but not limited to Professional Fees, Investor Relations and the Transfer Agent.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: July 14, 2010	By:	/s/ Peter James Bezzano

President

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